Exhibit 10.53

AFFINION GROUP HOLDINGS, INC.

2015 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), dated as of March __, 2016 (the “Date of Grant”), is made by and between Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), and [__________] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Affinion Group Holdings, Inc. 2015 Equity Incentive Plan (the “Plan”), pursuant to which options may be granted to purchase shares of the Company’s Common Stock;

WHEREAS, on the Date of Grant, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the award of a Nonqualified Stock Option to the Participant to purchase the number of shares of the Company’s Common Stock set forth in Section 1 below;

WHEREAS, pursuant to the terms of the Plan, the Committee has determined that the Fair Market Value per share of the Company’s Common Stock is $13.97 as of the Date of Grant, based on the valuation report prepared by Duff & Phelps, LLC dated February 3, 2016 and the Committee’s determination that no subsequent facts and circumstances have arisen which would materially affect such valuation; and

WHEREAS, on the Date of Grant, the Committee wishes to award the Participant the Nonqualified Stock Option approved by the Committee on the Date of Grant, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of Option.

The Company hereby grants to the Participant on the Date of Grant an option (the “Option”) to purchase [________] shares of Common Stock (such shares of Common Stock, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.  The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.Incorporation by Reference, Etc.

The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and Participant’s legal representative in respect of any questions arising under the Plan or this Agreement.

3.Terms and Conditions.

(a)Option Price.  The price at which the Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option shall be $13.97 per Option Share.

(b)Expiration Date.  Subject to Section 3(d) hereof, the Option shall expire at the end of the period commencing on the Date of Grant and ending at 11:59 p.m. Eastern Standard Time on the day preceding the tenth anniversary of the Date of Grant (the “Option Period”).

(c)Exercisability of the Option.

(i)Subject to the Participant’s continued service to the Company or an Affiliate and except as may otherwise be provided herein, the Option shall become vested and exercisable as to 25% of the Option Shares on each of the first four anniversaries of the Date of Grant.

(ii)The Option may be exercised only by written notice in accordance with the option exercise form approved by the Company, which notice shall either be delivered in person, by mail or by electronic means in accordance with Section 4(a) hereof and shall be accompanied by payment therefor.  The purchase price of the Option Shares shall be paid by the Participant to the Company (A) (1) in cash (by check or wire transfer) and/or in shares of Common Stock valued at Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by actual delivery of such shares to the Company); provided, that such shares of Common Stock are Mature Shares or (2) if a public market for the Company’s Common Stock exists, by means of a broker-assisted “cashless exercise” program; or (B) by such other method as the Committee may permit in its sole discretion, including without limitation: (1) in other property having a fair market value on the date of exercise equal to the aggregate Exercise Price for such Option Shares or (B) by a “net exercise” method.   Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, as amended, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(d)Effect of Termination of Service on the Option.

(i)General. If the Participant’s service with the Company and its Affiliates terminates for any reason, the unvested portion of the Option shall expire on the date of such termination of service.

(ii)Death/Disability.  If the Participant’s service is terminated with the Company and its Affiliates due to the Participant’s death or disability (as determined by the Committee), the vested portion of the Option shall remain exercisable by the Participant through the earlier of (A) the expiration of the Option Period or (B) the first anniversary of the date of termination of service on account of death or disability (as determined by the Committee).

(iii)Termination Other than on Account of Death, Disability or for Cause.  If the Participant’s service with the Company and its Affiliates terminates for any reason other than on account of (x) death, (y) disability (as determined by the Committee), or (z) termination by the Company for Cause, the vested portion of the Participant’s Option shall remain exercisable by the Participant through the earlier of (A) the expiration of the Option Period or (B) the ninetieth day following the Participant’s termination of service.

(iv)Termination For Cause.  If the Participant’s service is terminated by the Company or any Affiliate for Cause, both the unvested and the vested portions of the Option shall terminate on the date of such termination.

(e)Compliance with Legal Requirements.  The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.  The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require the Participant to make such representations, execute any agreements, and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations or otherwise.  Any Option Shares acquired by the Participant may bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

(f)Transferability.  The Option shall not be transferable by the Participant other than by will or the laws of descent and distribution or as otherwise permitted by the Committee.

(g)Rights as Stockholder.  The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares, and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.

(h)Taxes.  Unless the Committee permits or requires such withholding obligation to be satisfied by another method described in Section 15(c) of the Plan, the Participant shall be required to pay the Company, and the Company (or any Affiliate) shall have the right to withhold from any Option Shares to be delivered to the Participant, the amount of any federal, state or local withholding taxes required to be withheld, if any, upon the exercise of such Option.

4.Miscellaneous.

(a)Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery or by such electronic means as may be approved by the Company:

if to the Company:

Affinion Group Holdings, Inc.
6 High Ridge Park

Stamford, CT 06905

Facsimile: (203) 956-1206

Attention: General Counsel

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(b)Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)No Rights to Continue Service.  Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(d)Bound by Plan; Shareholders Agreement.  By signing this Agreement, the Participant acknowledges that Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.  The Participant acknowledges that to the extent the Participant is not a party to the Shareholders Agreement dated as of November 9, 2015 (as amended, modified or supplemented from time to time, the “Shareholders Agreement”) at the time the Participant exercises any portion of the Option, such exercise shall be treated for all purposes as effecting the Participant’s simultaneous execution of the Shareholders Agreement and the Participant shall be bound thereby.

(e)Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(f)Entire Agreement.  This Agreement and the Plan contain the entire agreement and understandings of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(i)Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(j)Lock-Up Agreement.  The Participant hereby agrees that the Participant will not, without the prior written consent of the Company, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, (the “IPO”) and ending on the date specified by the Company and the managing underwriter (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer, directly or indirectly, any Option Shares held immediately prior to the effectiveness of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Option Shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Option Shares or other securities, in cash or otherwise.  The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 4(j) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

AFFINION GROUP HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

Name:

[Signature Page to Nonqualified Stock Option Agreement]